Exhibit 99.1

BG Medicine, Inc. Prices $12.0 Million Public Offering of Common Stock

Waltham, Mass., January 25, 2013 — BG Medicine, Inc. (Nasdaq:BGMD), a diagnostics company focused on the development and commercialization of novel cardiovascular tests, today announced the sale of 6,000,000 shares of its common stock in an underwritten public offering at a price to the public of $2.00 per share. The net offering proceeds to BG Medicine from the sale of the shares are expected to be approximately $11.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses, but excluding any exercise of the underwriter’s over-allotment option.

BG Medicine anticipates using the net proceeds from this offering for its operations, including, advancing the commercialization of its cardiovascular diagnostic tests in the United States and Europe; and other general corporate purposes, including capital expenditures, licensing of intellectual property, repayment of indebtedness and working capital.

The offering is expected to close on or about January 30, 2013, subject to customary closing conditions. In addition, BG Medicine has granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock on the same terms and conditions, solely to cover over-allotments, if any.

Lazard Capital Markets LLC is acting as the sole book-running manager for the offering.

The shares described above will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, NY 10020 or via telephone at (800) 542-0970. BG Medicine intends to file a final prospectus supplement relating to the offering with the SEC, which will be available along with the accompanying prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of BG Medicine, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About BG Medicine

BG Medicine, Inc. (Nasdaq:BGMD) is a diagnostics company focused on the development and commercialization of novel cardiovascular tests to address significant unmet medical needs, improve patient outcomes and reduce healthcare costs. The Company has two products: the BGM Galectin-3® test for use in patients with chronic heart failure is available in the United States and Europe; and the CardioSCORE™ test for the risk prediction of major cardiovascular events will be launched in Europe in the first half of 2013. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10352

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements regarding events, trends and business prospects, which may affect BG Medicine’s future operating results and financial position. Such statements, including, but not limited to, those regarding statements about BG Medicine’s expectations regarding its fundraising efforts, including the closing of the public offering, the anticipated use of proceeds from the offering and the underwriter’s exercise of its over-allotment option, involve known and unknown risks that relate to BG Medicine’s future events or future financial performance and the actual results could differ materially from those discussed in this communication. Risks and uncertainties that may cause BG Medicine’s actual results to differ materially from those discussed in this communication can be found in the “Risk Factors” section of BG Medicine’s preliminary prospectus supplement and Current Report on Form 8-K both filed on January 24, 2013, Form 10-K, Forms 10-Q and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and BG Medicine assumes no responsibility to update or revise any forward-looking statements contained in this communication to reflect events, trends or circumstances after the date of this communication.

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Contact:

Chuck Abdalian

EVP & Chief Financial Officer

(781) 434-0210